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                                                                    EXHIBIT 4.19

                                                                  EXECUTION COPY

                               FIRST AMENDMENT TO

                       POST-PETITION CREDIT AGREEMENT AND

                           MASTER SECURITY AGREEMENT

         FIRST AMENDMENT (this "Amendment"), dated as of May 6, 1999, to POST-PETITION CREDIT AGREEMENT dated as of March 29, 1999, among SERVICE MERCHANDISE COMPANY, INC., a Tennessee corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (as defined in the Credit Agreement referenced below) (the "Borrower"), the financial institutions and other entities identified from time to time parties thereto as a Lender (as defined in the Credit Agreement referenced below), CITICORP USA, INC., a Delaware corporation ("Citicorp"), as collateral agent and administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and BANKBOSTON, N.A., a national banking association ("BankBoston"), as documentation agent and collateral monitoring agent for the Lenders (in such capacities, the "Collateral Monitoring Agent") and to MASTER SECURITY AGREEMENT dated as of March 29, 1999, by and among the Borrower, the Subsidiaries of the Borrower party thereto (the "Grantors"), and the Administrative Agent.

                              W I T N E S S E T H:

         WHEREAS, pursuant to the above-referenced Post-Petition Credit Agreement (as, supplemented or otherwise modified from time to time, the "Credit Agreement") the Lenders have agreed to make, and have made, Loans to the Borrower and have issued Letters of Credit for the account of the Borrower; and

         WHEREAS, pursuant to the above-referenced Master Security Agreement (as, supplemented or otherwise modified from time to time, the "Security Agreement") (i) the Grantors guaranteed the prompt and complete payment and performance by the Borrower of the Credit Agreement Obligations, (ii) as security for the Grantors' obligations, the Grantors granted the Administrative Agent, for the benefit of the Secured Parties, a security interest in substantially all of their tangible and intangible property and (iii) as security for the Borrower's Credit Agreement Obligations, the Borrower granted the Administrative Agent, for the benefit of the Secured Parties, a security interest in substantially all of its tangible and intangible property; and

         WHEREAS, the Borrower and the Lenders have agreed to amend certain of the provisions of the Credit Agreement and the Security Agreement, upon the terms and subject to the conditions set forth below;



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         NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.

         2.   AMENDMENT TO SUBSECTION 1.1.

         (a) The definition of "Notes" in subsection 1.1 of the Credit Agreement is hereby amended by inserting the words, "Term Notes" immediately after the words "Revolving Credit Notes."

         (b) Clause (i) of the definition of "Permitted Expenses" in subsection 1.1 of the Credit Agreement is hereby amended by deleting such clause in its entirety and inserting in its place the following clause (i):

         "(i)(A) allowed professional fees and disbursements incurred by the professionals (the "Professionals") retained, pursuant to sections 327(a) or (e) of the Bankruptcy Code under a general retainer (excepting ordinary course professionals) or 1103(a), by the Loan Parties and up to two statutory committees (each, a "Committee") appointed in the Reorganization Cases and (B) the expenses of any member of any such committee allowed under section 503(b)(3)(F) of the Bankruptcy Code, which collectively may not exceed the sum of $3,000,000 in the aggregate, inclusive of any holdbacks required by the Bankruptcy Court, for post-default services, plus professional fees and disbursements previously incurred, accrued or invoiced prior to such Event of Default and the delivery of notice as provided below, to the extent previously or subsequently allowed, and"

         (e) The definition of "Real Property Amortization Amount" in subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition thereof in its entirety and inserting in its place following definition:

         "Real Property Amortization Amount;" with respect to all Eligible Mortgaged Real Property at any time, an amount equal to (a) $500,000 times
     (b) the number of full three-month periods that have been elapsed since the Effective Date.

         3. AMENDMENT TO SUBSECTION 3.1(A). The first sentence of subsection 3.1(a) of the Credit Agreement is hereby amended by adding the words "(the "Interim Maximum Amount")" before the period but after the words "the Borrowing Base at such time and $500,000,000."


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         4. AMENDMENT TO SUBSECTION 4.1(c). Subsection 4.1(c) of the Credit
Agreement is hereby amended and restated in its entirety as follows:

         "(c) The Borrower shall repay the Term Loans and the Revolving Loans within three Business Days after the receipt by the Borrower or any Restricted Subsidiary of any Asset Sale Proceeds in respect of the Collateral other than (i) Collateral related to the Initial GOB Stores in an amount equal to such Asset Sale Proceeds and (ii) other Collateral from additional GOB stores in an aggregate amount in any Fiscal Year not to exceed $15,000,000, such payment to be applied to Term Loans and Revolving Loans pro rata in accordance with the aggregate principal amount of Term Loans then outstanding and Revolving Credit Commitments then in effect. The Borrower shall repay the Revolving Loans within three business days after the receipt by the Borrower or any Restricted Subsidiary of any other Asset Sale Proceeds in an amount equal to such Asset Sale Proceeds. The application of any repayment pursuant to this subsection 4.1(c) shall be made first to ABR Loans and second to Eurodollar Loans. Amounts prepaid on account of the Term Loans shall be applied to installments of the Term Loans in the inverse order of their maturity and may not be reborrowed."

         5. AMENDMENT TO SUBSECTION 8.11. The cross-reference in subsection 8.11 to "subsection 8.5(e)" is hereby revised to be a cross-reference to "subsection 8.5(f)".

         6. AMENDMENT TO SUBSECTION 9(m). Subsection 9(m) of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "Any of the Reorganization Cases shall be dismissed, suspended or converted to a case under chapter 7 of the Bankruptcy Code (which, in the case of a conversion, such Reorganization Case(s) individually or together with any Reorganization Case that was previously or is simultaneously converted own or possess assets whose value exceeds $2,000,000, which value shall be determined by reference to the schedule of assets and liabilities filed with the Bankruptcy Court (unless such conversion occurs prior to the filing of such schedules, in which case any conversion shall constitute an Event of Default) or a trustee shall be appointed in any of the Reorganization Cases, or an application shall be filed by a Loan Party for the approval of, or there shall arise, any other claim having priority senior to or pari passu with the claims of the Administrative Agent and the Lenders under the Loan Documents or any other claim having priority over any or all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code (other than Permitted Expenses); provided that (i) upon the occurrence of an Event of Default caused by the appointment of a chapter 11 trustee and (ii) provided no other Event of Default shall have occurred, the Lenders will in good faith negotiate a stipulation with such trustee, the terms and conditions of which are reasonably acceptable to the Lenders and the Agents, for the use of such collateral for a period of not less than five Business Days; or

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         7.       AMENDMENT TO SUBSECTION 9(r)(v). Clause (v) of subsection
9(r) of the Credit Agreement is hereby amended by adding the words "if such motion is not dismissed within 60 days of the filing thereof" before the semicolon but immediately following the words "under section 506(e) of the Bankruptcy Code."

         8.       AMENDMENT TO SUBSECTION 11.1.

         (a) Clause (i) of Subsection 11.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

     "reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder, or extend the scheduled date of any payment thereof, increase the amount or extend the expiration date of any Lender's Commitment, or amend subsection 4.1(c) or the definitions of "Initial GOB Stores" or "Asset Sale Proceeds" as used in subsection 4.1(c), in each case without the consent of each Lender adversely affected thereby."

         (b) A new clause (vii) in inserted therein (and the present clauses (vii) through (x) are renumbered accordingly) as follows:

         "(vii)   amend or modify the definitions of Majority Lenders or
     Required Lenders without the consent of all the Lenders,"

         9. AMENDMENT TO SUBSECTION 11.6(c). Subsection 11.6(c) of the Credit Agreement is hereby amended by:

         (i) capitalizing the word "affiliate" in the first sentence thereof and adding the words "or for the purposes of the Term Loans, engaged in the business of investing in loans" after the words "or other entity that is then engaged in the business of lending money"; and

         (ii) amending and restating clause (d) of the first proviso thereto in its entirety as follows:

     "(d) any Lender may make an assignment consisting solely of Term Loans (without regard to the requirements of clause (a) above) so long as the aggregate principal amount of Term Loans so assigned (if less than the Assignor's entire interest) is at least $5,000,000, and"

         10. AMENDMENT TO SUBSECTION 11.6(e). Subsection 11.6(e) of the Credit Agreement is hereby amended capitalizing the word "affiliate" in the first sentence thereof.

         11. AMENDMENT TO SUBSECTION 3.6(a). Subsection 3.6(a) of the Security Agreement is hereby amended by deleting the words "five days' notice" in the sixth sentence thereof and replacing therefor the words "five Business Days notice".


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         12.  AMENDMENT TO SUBSECTION 3.7. Subsection 3.7 of the Security
Agreement is hereby amended by deleting the words "five days' notice" in the first sentence thereof and replacing therefor the words "five Business Days notice".

         13. AMENDMENT TO SUBSECTION 11.1(a). Subsection 11.1(a) of the Security Agreement is hereby amended by adding the words "or subsection 5.5(b)" immediately after the words "subsection 3.5" in the proviso thereto.

         14. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective as of the date hereof on the date (the "Amendment Effective Date") when the following conditions precedent have been satisfied:

         (a) Certain Documents. The Administrative Agent shall have received, on or before the Amendment Effective Date, all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent, in sufficient originally executed copies for each of the Lenders:

                  (i) this Amendment, executed by the Borrower and the Lenders constituting the Required Lenders;

                  (ii) the Acknowledgement attached hereto executed by each Subsidiary Guarantor, and

                  (iii) such additional documentation as the Agents or the Required Lenders may reasonably require.

         (b) Representations and Warranties. Each of the representations and warranties made by the Borrowers or the Subsidiary Guarantors in or pursuant to the Credit Agreement, as amended hereby, and the other Loan Documents to which the Borrower or any of the Subsidiary Guarantors is a party or by which the Borrower or any of the Subsidiary Guarantors is bound, shall be true and correct in all material respects on and as of the Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a different date).

         (c) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects in form and substance to the Administrative Agent and the Required Lenders.

         (d) No Event of Default. No Event of Default or Default shall have occurred and be continuing on the Amendment Effective Date.

         15. REPRESENTATIONS AND WARRANTIES. On and as of the date hereof after giving effect to this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:


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         (a) Each of the representations and warranties contained in Section 5 of the Credit Agreement or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the such date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that references therein to the "Credit Agreement" shall be deemed to include this Amendment;

         (b) No Default or Event of Default has occurred and is continuing.

         16. CONTINUING EFFECT; NO OTHER AMENDMENTS. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not constitute an amendment of any other provision of the Credit Agreement or the other Loan Documents or for any other purpose except as expressly set forth herein.

         17. GOVERNING LAW; COUNTERPARTS; MISCELLANEOUS.

         (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

         (d) From and after the effective date hereof, all references in the Credit Agreement to the "Agreement" shall be deemed to be references to such Agreement as modified hereby.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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          IN WITNESS WHEREOF, the undersigned parties have executed this FIRST
AMENDMENT TO POST-PETITION CREDIT AGREEMENT and MASTER SECURITY AGREEMENT to be effective for all purposes as of the Amendment Effective Date.



                                        SERVICE MERCHANDISE COMPANY, INC.
                                        as the Borrower



                                        By: /s/ Thomas L. Garrett, Jr.
                                           -----------------------------------
                                           Name: Thomas L. Garrett, Jr.
                                           Title: CFO











                               SIGNATURE PAGE TO
               FIRST AMENDMENT TO POST-PETITION CREDIT AGREEMENT
                         AND MASTER SECURITY AGREEMENT
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                                      CITICORP USA, INC.,
                                      as Administrative Agent, as a Lender




                                      By: /s/ Claudia Slacik
                                         ---------------------------------
                                         Claudia Slacik
                                         Vice President







                                      CITIBANK, N.A.
                                      as an Issuing Bank




                                      By: /s/ Claudia Slacik
                                         ---------------------------------
                                         Claudia Slacik
                                         Vice President

















                               SIGNATURE PAGE TO
               FIRST AMENDMENT TO POST-PETITION CREDIT AGREEMENT
                         AND MASTER SECURITY AGREEMENT
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                                           BANKBOSTON, N.A.,
                                           as Documentation Agent and Collateral
                                           Monitoring Agent, as a Lender, and as
                                           an Issuing Bank



                                           By: /s/ Betsy Ratto
                                              --------------------------------
                                              Betsy Ratto
                                              Vice President




















                               SIGNATURE PAGE TO
               FIRST AMENDMENT TO POST-PETITION CREDIT AGREEMENT
                         AND MASTER SECURITY AGREEMENT
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                                      NATIONAL CITY COMMERCIAL FINANCE, INC.,
                                      as a Lender




                                      By: /s/ Thomas R. Poe
                                         --------------------------------------
                                         Name:  Thomas R. Poe
                                         Title: President & CEO,
                                                National City Commercial Finance


















                               SIGNATURE PAGE TO
               FIRST AMENDMENT TO POST-PETITION CREDIT AGREEMENT
                         AND MASTER SECURITY AGREEMENT

                                             HELLER FINANCIAL, INC.
                                             as a Lender



                                             By: /s/ T. Bukoroski
                                                -------------------------------
                                                Name:  T. Bukoroski
                                                Title: Sr. Vice President

























                               SIGNATURE PAGE TO
               FIRST AMENDMENT TO POST-PETITION CREDIT AGREEMENT
                         AND MASTER SECURITY AGREEMENT
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                                               FOOTHILL CAPITAL CORPORATION
                                               as a Lender



                                               By: /s/ Michael P. Baranocoski
                                                  ------------------------------
                                                  Name:  Michael P. Baranocoski
                                                  Title: Vice President














                               SIGNATURE PAGE TO
               FIRST AMENDMENT TO POST-PETITION CREDIT AGREEMENT
                         AND MASTER SECURITY AGREEMENT
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                                         JACKSON NATIONAL LIFE INSURANCE
                                         COMPANY, as a Lender

                                         By:  PFM FINANCE, INC.,
                                              its Attorney-in-Fact


                                              By: /s/ Jeffrey J. Podwika
                                                 ----------------------------
                                                 Name:  Jeffrey J. Podwika
                                                 Title: Vice President
                                                        Attorney-in-Fact

















                               SIGNATURE PAGE TO
               FIRST AMENDMENT TO POST-PETITION CREDIT AGREEMENT
                         AND MASTER SECURITY AGREEMENT
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                                 ACKNOWLEDGMENT

          Reference is hereby made to the Master Security Agreement (as defined in the Credit Agreement) to which each of the undersigned is a party. Each of the undersigned hereby consents to the terms of the foregoing First Amendment to Post-Petition Credit Agreement and agrees that the terms thereof shall not affect in any way its obligations and liabilities under the Master Security Agreement or any other Loan Document, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby affirmed.

                           B.A. PARGH, INC.
                           H.J. WILSON CO., INC.
                           H.J. WILSON CO. REALTY, INC.
                           HOMEOWNERS WAREHOUSE, INC.
                           SERVICE MERCHANDISE CO. BROAD, INC.
                           SERVICE MERCHANDISE COMPANY OF IOWA, INC.
                           SERVICE MERCHANDISE COMPANY OF KANSAS, INC.
                           SERVICE MERCHANDISE CO. NO 30, INC.
                           SERVICE MERCHANDISE CO. NO 34, INC.
                           SERVICE MERCHANDISE CO. NO 35, INC.
                           SERVICE MERCHANDISE CO. NO 51, INC.
                           SERVICE MERCHANDISE CO. NO 93, INC.
                           SERVICE MERCHANDISE CO. NO 99, INC.
                           SERVICE MERCHANDISE FINANCIAL CO., INC.
                           SERVICE MERCHANDISE INDIANA PARTNERS (by its
                              Partners Service Merchandise Co. No. 34, Inc., and Service Merchandise Co. No. 35, Inc.)
                           SERVICE MERCHANDISE OF TENNESSEE LIMITED
                              PARTNERSHIP (by its General Partner, Service
                              Merchandise Company, Inc.)
                           SERVICE MERCHANDISE OF TEXAS LIMITED
                              PARTNERSHIP (by its General Partner, Service
                              Merchandise Company, Inc.)
                           SMC-HC, INC.
                           THE TOY STORE, INC.
                           WHOLESALE SUPPLY COMPANY, INC.
                           A.F.S. MARKETING SERVICES, INC.
                           SERVICE MERCHANDISE OF NEW YORK, INC.
                           SERVICE MERCHANDISE OFFICE SUPPLY, INC.
                           SERVICE MERCHANDISE SHOWROOMS, INC.
                           SERVICE MERCHANDISE RM, INC.
                           THE McNALLY SUPPLY COMPANY
                           TRAVEL MANAGEMENT CONSULTANTS, INC.
                           PROMOTABLES, INC.
                              as Guarantors


                           By: /s/ Thomas L. Garrett, Jr.
                              -------------------------------------
                              Name:  Thomas L. Garrett, Jr.
                              Title: CFO





                               ACKNOWLEDGMENT TO
                FIRST AMENDMENT TO POST-PETITION CREDIT AGREEMENT
                         AND MASTER SECURITY AGREEMENT